Exhibit 99

Contact:	Bob Kneeley
Vice President, Investor Relations
303-495-1245
bob.kneeley@evhc.net

ENVISION HEALTHCARE REPORTS 2016 FOURTH QUARTER
AND FULL YEAR FINANCIAL RESULTS

Announces Exploration of Strategic Options for AMR, Evolution Health

Introduces 2017 Financial Outlook

NASHVILLE, Tenn. & GREENWOOD VILLAGE, Colo. - (February 28, 2017) - Envision Healthcare Corporation (“Envision”) (NYSE: EVHC) today reported financial results for the three months and 12 months ended December 31, 2016. Envision was formed December 1, 2016, with the merger (“the Merger”) of AMSURG Corp. (“AMSURG”) and Envision Healthcare Holdings, Inc. (“EHH”). As a result of the Merger, the Company’s financial results included in today’s press release reflect AMSURG’s results for the 12 months ended December 31, 2016, and EHH’s results for December 1 through December 31, 2016.

Highlights for the Fourth Quarter of 2016:

•	Net revenues of $1.39 billion;

•
A net loss attributable to Envision common stockholders of $137.8 million, or $1.84 per share, as a result of merger-related costs, including an impairment charge of $221 million primarily related to the planned phase-out of the Sheridan trade name, transaction and integration costs and debt extinguishment costs;

•	Adjusted net earnings of $92.0 million;

•	Adjusted net earnings per diluted share of $1.15; and

•	Adjusted EBITDA of $208.7 million.

Highlights for 2016:

•	Net revenues of $3.70 billion, which consists of $3.15 billion related to AMSURG for 2016 and $546.0 million from EHH for the month of December;

•	Net loss attributable to common stockholders of $27.7 million, or $0.47 per share;

•	Adjusted net earnings of $266.7 million;

•	Adjusted net earnings per diluted share of $4.23;

•	Adjusted EBITDA of $631.0 million; and

A reconciliation of all historical GAAP and non-GAAP financial results is included on page 6 of this press release. Envision is also including certain supplemental projected adjusted EBITDA and same-contract performance of its results for the full year of 2016. The supplemental projected information, which includes the results of EHH for the 12 months ended December 31, 2016, and is included on page 9 of this press release, is a non-GAAP measure being provided for informational purposes only.

“We are making great strides in integrating the operations of AMSURG and Envision following our transformative merger of equals, and we are on track to achieve our target cost synergies,” said Christopher A. Holden, President and Chief Executive Officer of Envision. “Since completing the merger, we are executing on an ambitious plan that includes a strategic review of our core strengths, and we will explore strategic options that may lead to a redeployment of our resources in order to increase stockholder value.

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EVHC Reports Fourth-Quarter Results

February 28, 2017

“Our results for the 2016 fourth quarter were impacted by lower-than-anticipated volume growth in both our physician services and medical transportation segments, which we have taken into account when developing our outlook for 2017. We remain committed to achieving operational excellence at Envision, and we are excited about the opportunities to grow this organization. During the fourth quarter of 2016, we completed three Physician Services acquisitions in anesthesia and neonatology. During the first quarter of 2017, we have completed four acquisitions in anesthesia, emergency medicine, radiology and ambulatory services. These transactions, as well as our ongoing discussions with healthcare providers and health systems, validate the strong market positioning and potential Envision has as an integrated and scaled national provider across a broad continuum of clinical network solutions.”

Following completion of the Merger, Envision is reporting its results for three segments: Physician Services, which includes AMSURG’s legacy Sheridan Healthcare and EHH’s legacy EmCare and Evolution Health, Medical Transportation and Ambulatory Services.

Physician Services
Net revenues for physician services were $865.8 million for the fourth quarter of 2016, which compares with $378.1 million for the prior-year period. Physician services revenue growth was driven by the inclusion of one month of physician services revenue from EHH of $347.9 million as a result of the Merger. Excluding the one month of results from EHH, Physician Services revenues grew by 37.0%, which consisted of acquisition growth of 34.3%, new contract growth of 1.9% and contribution of 0.8% from services provided at existing contracts.

When calculated on a same-contract basis, which excludes the impact of EHH, Physician Services net revenue grew by 2.3%, day adjusted, and included 0.3% volume growth, and 2.0% growth in revenue per patient encounter. Same-contract volume growth was impacted by a lower rate of growth in anesthesia services in specific markets as well as a high prior-year comparable growth rate.

Adjusted EBITDA of $120.5 million in the fourth quarter of 2016 increased from $74.1 million for the prior-year period. Adjusted EBITDA includes $32.9 million from EHH’s Physician Services as a result of the Merger.

For the 12 months ended December 31, 2016, Physician Services generated net revenues of $2.23 billion and Adjusted EBITDA of $366.3 million.

AMSURG’s legacy Physician Services had 6.3% same-contract growth for the 12 months ended December 31, 2016, which consisted of 3.7% related to patient volume and 2.6% due to rate. EHH’s legacy Physician Services had same-contract growth of 6.4% during 2016, which consisted of 3.3% growth from volume and 3.1% from rate. EHH’s same-contract growth includes supplemental results from EHH prior to the completion of the Merger.

Medical Transportation
Envision’s Medical Transportation segment information, which reflects results from AMR, generated net revenues of $198.1 million and Adjusted EBITDA of $24.6 million for the month of December 2016.

For the 12 months ended December 31, 2016, Medical Transportation’s same-market revenue for the Medical Transportation segment increased by 2.8% in 2016, which was comprised of volume growth of 2.9% and a 0.1% decline attributable to rate. Medical Transportation's same-market growth includes supplemental results from prior to the completion of the Merger.

Ambulatory Services
Net revenues for the fourth quarter of 2016 were $326.7 million, which compares with $326.2 million for the prior-year period. Same-center revenue increased by 3.4%, day adjusted, for the fourth quarter of 2016, which was comprised of 0.6% increase in procedure volume and a 2.8% increase in net revenue per procedure. Net revenue growth was impacted by centers that were deconsolidated since the fourth quarter of 2015. Deconsolidated centers contributed incremental revenues of $8.3 million for the fourth quarter of 2015.

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EVHC Reports Fourth-Quarter Results

February 28, 2017

Ambulatory Services generated Adjusted EBITDA of $63.6 million in the fourth quarter of 2016, which compares to $63.3 million for the prior-year period.

For 2016, Ambulatory Services generated revenue of $1.27 billion, an increase of 3.1% from 2015. Adjusted EBITDA of $240.1 million in 2016 grew by 6.1% from $226.2 million in 2015.

Ambulatory Services operated 260 ASCs and one surgical hospital at December 31, 2016. Ambulatory Services added one de novo center and disposed of one center during the quarter.

Liquidity
Envision had cash and cash equivalents of $331.6 million and availability of $677.3 million under its asset-based lending facility as of December 31, 2016. Net cash flows from operations, less distributions to noncontrolling interests and excluding transaction costs, were $293.0 million for 2016. The Company’s ratio of total debt at December 31, 2016, to trailing 12 months EBITDA as calculated under the Company’s credit agreement was 4.3 times.

Exploration of Strategic Options
Envision is also announcing that it will explore strategic options for its American Medical Response (AMR) business and Evolution Health population health management services. Those options include potential joint ventures, other alternative structures or possible divestiture. AMR is the nation’s largest medical transportation provider with more than 4.5 million annual patient transports. Evolution Health is a population health management and post-acute, home health and hospice provider.

Guidance
Envision today established its financial and operating guidance for 2017 and the first quarter of the year. The Company’s guidance is as follows:

•	Net revenues of $10.4 billion to $10.7 billion;

•	Same-contract revenue growth for Physician Services of 3% to 4%;

•	Same-center revenue growth for Medical Transportation of 2% to 3%;

•	Same-center revenue growth for Ambulatory Services of 2% to 3%;

•	Adjusted EBITDA of $1.365 billion to $1.415 billion;

•	Adjusted EPS for 2017 $4.06 to $4.31; and

•	For the first quarter of 2017, Adjusted EPS of $0.75 to $0.81, which includes the expected impact of seasonally higher payroll tax expenses in Physician Services.

Non-GAAP Adjusted EBITDA guidance for the full year of 2017 excludes interest expense, income taxes, depreciation, amortization, share-based compensation, impairment charges, debt extinguishment costs, transaction and integration costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations. Non-GAAP Adjusted EPS guidance for the full year and first quarter of 2017 excludes acquisition-related transaction and integration costs, acquisition-related amortization expense, gains and losses on future deconsolidation transactions, share-based compensation, impairment charges and debt extinguishment costs, net of tax impact. Envision is not providing a reconciliation of its Adjusted EBITDA and Adjusted EPS guidance because the exact amount of such exclusions are not currently determinable. These amounts may be significant and may vary significantly from period to period (see page 6 for a reconciliation of all historical GAAP and non-GAAP financial results).

Conference Call Information
Envision will host a conference call at 5:00 p.m. Eastern Time today to discuss its financial results. The live broadcast of Envision’s quarterly conference call will be available on-line by going to www.evhc.net and clicking on the link to Investors. The on-line replay will follow shortly after the call and continue for 30 days.

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EVHC Reports Fourth-Quarter Results

February 28, 2017

About Envision Healthcare Corporation
Envision Healthcare Corporation is a leading provider of physician-led services, ambulatory surgery services, post-acute care and medical transportation. Physician-led services encompass providers at more than 780 hospitals in 45 states and the District of Columbia and include leadership positions in emergency department and hospitalist services, anesthesiology, radiology, and women’s and children’s services, as well as offerings in general surgery and office-based medicine. As a market leader in ambulatory surgical care, the company owns and operates 260 surgery centers and one surgical hospital in 35 states and the District of Columbia, with medical specialties ranging from gastroenterology to ophthalmology and orthopedics. Post-acute care is delivered through an array of clinical professionals and integrated technologies designed to contribute to efficient and effective population health management strategies. As a leader in healthcare transportation services, the Company operates in 38 states and the District of Columbia. In total, the Company offers a differentiated suite of clinical solutions on a national scale, creating value for health systems, payors, providers and patients. For additional information, visit www.evhc.net

Forward-Looking Statements
Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s financial and operating objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports and other documents that the Company files with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) changes in governmental reimbursement programs; (v) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (vi) the loss of existing contracts; (vii) risks associated with the ability to successfully integrate the Company’s operations and employees following the merger; (viii) the ability to realize anticipated benefits and synergies of the business combination; (ix) the potential impact of the consummation of the transaction on the Company’s relationships, including with employees, customers and competitors; and (x) other circumstances beyond the Company’s control.

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EVHC Reports Fourth-Quarter Results

February 28, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data (In millions, except earnings per share)

	Three Months Ended December 31,		Year Ended December 31,
Statement of Operations Data:	2016	2015	2016	2015
Revenues	$1,941.8	$774.3	$4,588.7	$2,833.0
Provision for uncollectibles	(551.2)	(70.0)	(892.7)	(266.1)
Net revenue	1,390.6	704.3	3,696.0	2,566.9
Operating expenses:
Salaries and benefits	856.3	365.6	2,137.8	1,319.4
Supply cost	58.2	50.2	202.8	184.2
Insurance expense	34.5	12.6	90.5	56.9
Other operating expenses	195.3	89.4	466.8	335.9
Transaction and integration costs	56.6	2.8	80.0	8.4
Impairment charges	221.3	—	221.3	—
Depreciation and amortization	59.2	27.0	149.9	97.5
Total operating expenses	1,481.4	547.6	3,349.1	2,002.3
Net gain (loss) on disposals and deconsolidations	(1.0)	30.8	5.7	36.7
Equity in earnings of unconsolidated affiliates	5.3	4.6	23.7	16.2
Operating income (loss)	(86.5)	192.1	376.3	617.5
Interest expense, net	46.8	30.9	142.4	121.5
Debt extinguishment costs	30.3	—	30.3	—
Other income, net	1.0	—	1.0	—
Earnings (loss) from continuing operations before income taxes	(162.6)	161.2	204.6	496.0
Income tax expense (benefit)	(84.7)	36.8	(0.9)	113.8
Net earnings (loss) from continuing operations	(77.9)	124.4	205.5	382.2
Net loss from discontinued operations	—	(1.0)	—	(1.0)
Net earnings (loss)	(77.9)	123.4	205.5	381.2
Less net earnings attributable to noncontrolling interests	57.6	57.8	224.1	218.2
Net earnings (loss) attributable to Envision Healthcare Corporation stockholders	(135.5)	65.6	(18.6)	163.0
Preferred stock dividends	(2.3)	(2.3)	(9.1)	(9.1)
Net earnings (loss) attributable to Envision Healthcare Corporation common stockholders	$(137.8)	$63.3	$(27.7)	$153.9

Amounts attributable to Envision Healthcare Corporation common stockholders:
Earnings (loss) from continuing operations, net of income tax	$(137.8)	$64.3	$(27.7)	$154.9
Loss from discontinued operations, net of income tax	—	(1.0)	—	(1.0)
Net earnings (loss) attributable to Envision Healthcare Corporation common stockholders	$(137.8)	$63.3	$(27.7)	$153.9

Basic earnings (loss) per share attributable to Envision Healthcare Corporation common stockholders:
Net earnings (loss) from continuing operations	$(1.84)	$1.31	$(0.47)	$3.22
Net loss from discontinued operations	—	(0.02)	—	(0.02)
Net earnings (loss)	$(1.84)	$1.28	$(0.47)	$3.20
Diluted earnings (loss) per share attributable to Envision Healthcare Corporation common stockholders:
Net earnings (loss) from continuing operations	$(1.84)	$1.26	$(0.47)	$3.18
Net loss from discontinued operations	—	(0.02)	—	(0.02)
Net earnings (loss)	$(1.84)	$1.24	$(0.47)	$3.16
Weighted average number of shares and share equivalents outstanding:
Basic	74,846	49,277	59,002	48,058
Diluted	74,846	52,888	59,002	51,612

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EVHC Reports Fourth-Quarter Results

February 28, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions, except earnings per share)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of net earnings (loss) to Adjusted net earnings(1):
Net earnings (loss) attributable to Envision stockholders	$(135.5)	$65.6	$(18.6)	$163.0
Loss from discontinued operations	—	1.7	—	1.7
Amortization of purchased intangibles	31.9	15.2	86.9	52.7
Share-based compensation	8.2	3.6	29.4	15.0
Transaction and integration costs	56.6	2.8	80.0	8.4
Net (gain) loss on disposals and deconsolidations	1.0	(30.8)	(5.7)	(36.7)
Net change in fair value of contingent consideration	—	0.5	(2.6)	8.8
Impairment charges	221.3	—	221.3	—
Debt extinguishment costs	30.3	—	30.3	—
Purchase accounting adjustments	5.5	—	5.5	—
Total pre-tax adjustments	354.8	(7.0)	445.1	49.9
Tax effect	127.3	1.9	159.8	21.6
Total adjustments, net	227.5	(8.9)	285.3	28.3
Adjusted net earnings	$92.0	$56.7	$266.7	$191.3

Basic shares outstanding	74,846	49,277	59,002	48,058
Effect of dilutive securities, options and non-vested shares	5,253	3,611	3,984	3,554
Diluted shares outstanding, if converted	80,099	52,888	62,986	51,612

Adjusted net earnings per share	$1.15	$1.07	$4.23	$3.71

Reconciliation of net earnings (loss) to Adjusted EBITDA (2):
Net earnings (loss) attributable to Envision stockholders	$(135.5)	$65.6	$(18.6)	$163.0
Loss from discontinued operations	—	1.0	—	1.0
Interest expense, net	46.8	30.9	142.4	121.5
Income tax expense (benefit)	(84.7)	36.8	(0.9)	113.8
Depreciation and amortization	59.2	27.0	149.9	97.5
EBITDA	(114.2)	161.3	272.8	496.8
Adjustments:
Transaction and integration costs	56.6	2.8	80.0	8.4
Share-based compensation	8.2	3.6	29.4	15.0
Impairment charges	221.3	—	221.3	—
Debt extinguishment costs	30.3	—	30.3	—
Net (gain) loss on disposals and deconsolidations	1.0	(30.8)	(5.7)	(36.7)
Net change in fair value of contingent consideration	—	0.5	(2.6)	8.8
Purchase accounting adjustments	5.5	—	5.5	—
Total adjustments	322.9	(23.9)	358.2	(4.5)
Adjusted EBITDA	$208.7	$137.4	$631.0	$492.3

See footnotes on page 12

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EVHC Reports Fourth-Quarter Results

February 28, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net Revenue by Segment:
Physician Services (1)	$865.8	$378.1	$2,229.7	$1,336.8
Medical Transportation Services (1)	198.1	—	198.1	—
Ambulatory Surgery Services	326.7	326.2	1,268.2	1,230.1
Total net revenue	$1,390.6	$704.3	$3,696.0	$2,566.9

Adjusted EBITDA by Segment:
Physician Services	$120.5	$74.1	$366.3	$266.1
Medical Transportation Services	24.6	—	24.6	—
Ambulatory Surgery Services	63.6	63.3	240.1	226.2
Adjusted EBITDA	$208.7	$137.4	$631.0	$492.3

Adjusted EBITDA Margin by Segment:
Physician Services	13.9%	19.6%	16.4%	19.9%
Medical Transportation Services	12.4	n/a	12.4	n/a
Ambulatory Surgery Services	19.5	19.4	18.9	18.4
Total	15.0%	19.5%	17.1%	19.2%

(1)	Includes amounts for EHH from December 1, 2016 through December 31, 2016.

See footnotes for definitions of non-gaap measures on page 12

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EVHC Reports Fourth-Quarter Results

February 28, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued

Operating Data - Physician Services:
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Contribution to Net Revenue Growth:
Same contract	0.8%	6.2%	4.9%	7.5%
New contract	1.9	1.7	1.3	2.0
Acquired contract and other(1)	34.3	24.3	34.5	14.9
EHH physician services from Merger (2)	92.0	—	26.1	—
Total net revenue growth	129.0%	32.2%	66.8%	24.4%

Patient encounters per day (day adjusted)	0.3%	6.6%	3.7%	4.8%
Net revenue per encounter	2.0	1.7	2.6	5.1
Same contract revenue growth (3)	2.3%	8.3%	6.3%	9.9%

(1)	Includes net revenue growth related to the consolidation of a previously unconsolidated affiliate of 10.3% and 5.5% for the three months and year ended December 31, 2016, respectively.

(2)	Amount represents the results from EHH physician services for the period December 1, 2016 through December 31, 2016.

(3)	Amount excludes the results from EHH physician services for the period December 1, 2016 through December 31, 2016.

Operating Data - Ambulatory Services:
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Procedures performed during the period at consolidated centers	438,254	448,721	1,721,399	1,729,262
Centers in operation, end of period (consolidated)	238	236	238	236
Centers in operation, end of period (unconsolidated)	22	21	22	21
Average number of continuing centers in operation (consolidated)	238	239	237	238
New centers added, during period	1	4	8	11
Centers merged into existing centers, during period	—	—	1	—
Centers disposed, during period	1	—	4	—
Surgical hospitals in operation, end of period (unconsolidated)	1	1	1	1
Centers under development, end of period	—	1	—	1
Centers under letter of intent, end of period	3	5	3	5
Average revenue per consolidated center (in thousands)	$1,371	$1,363	$5,352	$5,174
Same center revenues increase, day adjusted (consolidated)	3.4%	6.9%	4.3%	6.0%

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EVHC Reports Fourth-Quarter Results

February 28, 2017

Projected Adjusted EBITDA

For informational purposes only, and to assist investors in evaluating the operations of EHH and AMSURG compared to previously issued guidance, we are providing projected adjusted EBITDA results for both EHH and AMSURG on a standalone basis for the year ended December 31, 2016, assuming the Merger had not occurred. The results of both EHH and AMSURG are projected results due to the Merger of EHH and AMSURG on December 1, 2016. The projected adjusted EBITDA results for EHH do not include the impact of preliminary adjustments that resulted from changes in estimates made by management of the Company, which related primarily to differences in estimation methodologies. As a result of these adjustments, EHH has recorded certain changes in estimates of approximately $83.6 million and $44.5 million associated with its physician services and medical transportation segments, respectively. In addition, certain shared costs of the Company have been allocated across the segments of the Company during the post-acquisition period, which may differ from the allocation utilized by the pre-merger entities. These changes in estimates were not contemplated in the legacy EHH guidance. The Company has not finalized its purchase price allocation and, therefore, these changes in estimates are subject to further adjustment upon finalization of this process.
Unaudited Projected Adjusted EBITDA (In millions)

Year Ended
December 31, 2016
Projected Adjusted EBITDA: (1)
AmSurg:
Physician Services	$333.4
Ambulatory Services	240.1
Total	$573.5
EHH:
Physician Services	$399.2
Medical Transportation	261.9
Total	$661.1

(1)
A reconciliation of the projected adjusted EBITDA, a forward-looking non-GAAP financial measure, of EHH and AMSURG to the most directly comparable GAAP financial measure of the Company is omitted from this release because the Company is unable to provide such reconciliation without unreasonable effort. This inability results from the inherent difficulty in reconciling forecasted results of the pre-merged entities to that of the Company post merger. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliation without unreasonable effort, including interest expense, net; provision for (benefit from) income taxes; other non-cash expenses, net; other changes in operating assets and liabilities and other adjustments that would be necessary to prepare a forward-looking statement of operations prepared in accordance with GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

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EVHC Reports Fourth-Quarter Results

February 28, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (Dollars in millions, shares in thousands)

	December 31,	December 31,
Balance Sheet Data:	2016	2015
Assets
Current assets:
Cash and cash equivalents	$331.6	$106.7
Insurance collateral	87.0	27.4
Accounts receivable, net of allowance of $652.2 and $167.4, respectively	1,755.0	337.3
Supplies inventory	61.2	21.4
Prepaid and other current assets	176.5	44.9
Total current assets	2,411.3	537.7
Property and equipment, net	595.2	189.2
Investments in unconsolidated affiliates	116.9	169.2
Goodwill	8,819.0	3,970.2
Intangible assets, net	4,604.9	1,594.6
Other assets	161.6	38.4
Total assets	$16,708.9	$6,499.3
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$47.0	$20.4
Accounts payable	101.3	32.6
Accrued salaries and benefits	561.2	202.5
Accrued interest	51.4	30.5
Other accrued liabilities	393.4	99.9
Total current liabilities	1,154.3	385.9
Long-term debt, net of deferred financing costs of $111.0 and $47.2, respectively	5,791.6	2,358.0
Deferred income taxes	1,680.7	699.5
Insurance reserves	370.5	67.9
Other long-term liabilities	141.0	47.6
Commitments and contingencies
Noncontrolling interests – redeemable	182.9	175.7
Equity:
Preferred stock, $0.01 and no par value, respectively, 100,000 and 5,000 shares authorized, respectively, 1,725 shares issued and outstanding	0.1	166.6
Common stock, $0.01 and no par value, respectively, 1,000,000 and 120,000 shares authorized, respectively, 117,478 and 54,294 shares issued and outstanding, respectively	1.2	1,345.4
Additional paid-in capital	5,976.3	—
Retained earnings	753.7	781.4
Accumulated other comprehensive loss	(0.2)	—
Total Envision Healthcare Corporation equity	6,731.1	2,293.4
Noncontrolling interests – non-redeemable	656.8	471.3
Total equity	7,387.9	2,764.7
Total liabilities and equity	$16,708.9	$6,499.3

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EVHC Reports Fourth-Quarter Results

February 28, 2017

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions)

	Three Months Ended December 31,		Year Ended December 31,
Statement of Cash Flow Data:	2016	2015	2016	2015
Cash flows from operating activities:
Net earnings (loss)	$(77.9)	$123.4	$205.5	$381.2
Adjustments to reconcile net earnings (loss) to net cash flows provided by operating activities:
Depreciation and amortization	59.2	27.0	149.9	97.5
Amortization of deferred loan costs	2.8	2.1	9.2	8.4
Provision for uncollectibles	557.9	74.9	917.2	287.4
Net (gain) loss on disposals and deconsolidations	1.0	(30.8)	(5.7)	(36.7)
Share-based compensation	8.2	3.6	29.4	15.0
Deferred income taxes	(113.5)	11.7	(78.9)	19.0
Equity in earnings of unconsolidated affiliates	(5.3)	(4.6)	(23.7)	(16.2)
Debt extinguishment costs	30.3	—	30.3	—
Impairment charges	221.3	—	221.3	—
Net change in fair value of contingent consideration	—	0.5	(2.6)	8.8
Other, net	—	(0.2)	(3.9)	(4.0)
Increases (decreases) in cash and cash equivalents, net of acquisitions and dispositions:
Accounts receivable	(615.3)	(93.8)	(1,003.0)	(326.2)
Supplies inventory	(0.2)	0.2	(0.9)	(0.3)
Prepaid and other current assets	(26.2)	(10.6)	(42.3)	25.9
Accounts payable	4.0	0.8	(1.6)	3.1
Accrued expenses and other liabilities	16.7	1.8	2.3	66.6
Other, net	5.8	4.8	17.3	8.5
Net cash flows provided by operating activities	68.8	110.8	419.8	538.0
Cash flows from investing activities:
Acquisitions and related expenses, net of cash acquired	(42.6)	(729.2)	(394.3)	(962.7)
Acquisition of property and equipment	(35.5)	(13.3)	(99.5)	(60.3)
Increase in cash due to merger with EHH	165.8	—	165.8	—
Increase in cash due to consolidation of previously unconsolidated affiliates	—	—	31.4	—
Purchases of marketable securities	(1.1)	(2.2)	(1.6)	(3.9)
Maturities of marketable securities	0.8	—	3.8	4.2
Other, net	(2.8)	9.9	(9.3)	5.9
Net cash flows provided by (used in) investing activities	84.6	(734.8)	(303.7)	(1,016.8)
Cash flows from financing activities:
Proceeds from long-term borrowings	4,079.2	549.9	4,509.2	560.1
Repayment on long-term borrowings	(3,847.8)	(376.8)	(4,062.1)	(392.6)
Distributions to noncontrolling interests	(55.8)	(56.8)	(227.9)	(214.9)
Proceeds from common stock offering	—	466.8	—	466.8
Proceeds from issuance of common stock upon exercise of stock options	0.2	0.2	0.7	2.6
Repurchase of common stock	—	—	(6.1)	(3.7)
Payments of equity issuance costs	—	(19.1)	—	(19.1)
Financing costs incurred	(103.4)	(0.8)	(103.4)	(1.1)
Other, net	(0.3)	(20.1)	(1.6)	(20.7)
Net cash flows provided by financing activities	72.1	543.3	108.8	377.4
Net increase (decrease) in cash and cash equivalents	225.5	(80.7)	224.9	(101.4)
Cash and cash equivalents, beginning of period	106.1	187.4	106.7	208.1
Cash and cash equivalents, end of period	$331.6	$106.7	$331.6	$106.7

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EVHC Reports Fourth-Quarter Results

February 28, 2017

Envision Healthcare Corporation
Footnotes to Reconciliations of Non-GAAP Measures to GAAP Measures

(1)
We believe the calculation of adjusted net earnings from continuing operations per diluted share attributable to Envision Healthcare Corporation common shareholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes discontinued operations, the gains or loss from deconsolidations, which are non-cash in nature, impairment charges, transaction and integration costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions and share-based compensation expense. Adjusted net earnings from continuing operations per diluted share attributable to Envision Healthcare Corporation common shareholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to Envision Healthcare Corporation common shareholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. For purposes of calculating adjusted earnings per share, we utilize the if-converted method to determine the number of diluted shares outstanding. In periods where utilizing the if-converted method is anti-dilutive, the mandatory convertible preferred stock will not be included in the calculation of diluted shares outstanding.

(2)
We define Adjusted EBITDA of AmSurg as earnings before interest expense, net, income taxes, depreciation, amortization, transaction and integration costs, share-based compensation, impairment charges, debt extinguishment costs, gain or loss on deconsolidations, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions and discontinued operations. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to Envision Healthcare Corporation common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA as defined.

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